Calculation of Filing Fee Tables
S-3
Brighthouse Financial, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001476
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001476
Fees to be Paid	4	Other	Depositary Shares	457(r)				0.0001476
Fees to be Paid	5	Other	Warrants	457(r)				0.0001476
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.0001476
Fees to be Paid	7	Other	Units	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1(a). An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all of the registration fee. 1(b). Includes common stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for common stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

[2]	See Note 1(a). Includes preferred stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

[3]	See Note 1(a). The debt securities issued hereunder may include senior debt securities, subordinated debt securities and junior subordinated debt securities. Includes debt securities issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for debt securities, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

[4]	See Note 1(a). Includes depositary shares evidenced by depositary receipts issuable if the registrant elects to offer fractional interests in senior debt securities, subordinated debt securities, junior subordinated debt securities or shares of common stock or preferred stock registered hereby, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

[5]	See Note 1(a). Warrants may represent rights to purchase senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, common stock or other securities registered hereunder. Warrants may be sold separately or with debt securities, junior subordinated debt securities, preferred stock, common stock or other securities registered hereunder.

[6]	See Note 1(a). Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for purchase contracts. Each purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, junior subordinated debt securities, preferred stock, common stock or other securities registered hereunder.

[7]	See Note 1(a). Each unit may consist of one or more of the securities being registered hereunder or debt obligations of third parties, including U.S. Treasury Securities, in any combination. Includes units issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for units, including upon the exercise of warrants or delivery upon settlement of purchase contracts.